Exhibit 21
SUBSIDIARIES OF REGISTRANT

Kelly Services, Inc.

Subsidiary	State/Jurisdiction of Incorporation
Kelly Outsourcing and Consulting Group Australia, Ltd.	Delaware

Kelly Properties, LLC	Delaware

Kelly Receivables Funding, LLC	Delaware

Children's Therapy Center, LLC (a subsidiary of Kelly Services USA, LLC)	Delaware

Motion Recruitment Partners LLC (a subsidiary of MRP Holdco, Inc.)	Delaware

MRP Holdco, Inc.	Delaware

SETT Consulting, LLC (a subsidiary of Motion Recruitment Partners LLC)	Delaware

Matrix Resources LLC (a subsidiary of Motion Recruitment Partners LLC)	Georgia

Kelly Services Global, LLC	Michigan

Kelly Services USA, LLC	Michigan

The Kelly Relief Fund (Non-Profit – subsidiary of Kelly Services, Inc.)	Michigan

Goal Group, LLC (a subsidiary of Motion Recruitment Partners LLC)	Virginia

Kelly Outsourcing and Consulting Group (Austria) GmbH, (a subsidiary of Kelly Outsourcing and Consulting Group (Germany), GmbH)	Austria

Kelly Services Outsourcing and Consulting Group, NV	Belgium

Kelly Services (Canada), Ltd.	Canada

MRP Recruiting Inc. (a subsidiary of Motion Recruitment Partners LLC)	Canada

KellyOCG France SAS	France

Kelly Outsourcing and Consulting Group (Germany), GmbH	Germany

Kelly OCG Hungary Kft.	Hungary

Exhibit 21
SUBSIDIARIES OF REGISTRANT (continued)

Kelly Services, Inc.

Subsidiary	State/Jurisdiction of Incorporation
Kelly Outsourcing and Consulting Group India, Pte. Ltd. (a subsidiary of Kelly Services, Inc. and Kelly Properties, LLC)	India

Motion Recruitment Limited (a subsidiary of Motion Recruitment Partners LLC)	Ireland

Agensi Pekerjaan Kelly OCG, Sdn. Bhd. (a subsidiary of Kelly OCG Malaysia Sdn. Bhd.)	Malaysia

Kelly OCG Malaysia, Sdn. Bhd. (a subsidiary of Kelly OCG Singapore, Pte. Ltd.)	Malaysia

Kelly Services México, S.A. de C.V. (a subsidiary of Kelly Services, Inc. and Kelly Properties, LLC)	Mexico

Opciones de Servicio en Mexico, S.A. de C.V. (a subsidiary of Kelly Services México, S.A. de C.V. and Kelly Properties, LLC)	Mexico

QSM, S.A. de C.V. (a subsidiary of Kelly Services México, S.A. de C.V. and Kelly Properties, LLC)	Mexico

Kelly Managed Services (Nederland), B.V.	Netherlands

Kelly OCG Singapore, Pte. Ltd.	Singapore

KC South Africa	South Africa

KellyOCG Sweden AB	Sweden

Kelly Services Outsourcing and Consulting Group, Sarl	Switzerland

Kelly OCG UK Ltd.	United Kingdom

Motion Recruitment Partners Ltd. (a subsidiary of Motion Recruitment Partners LLC)	United Kingdom
2